UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

NEUMORA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41802	84-4367680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

260 Arsenal Place, Suite 1 Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

(857) 760-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NMRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

As previously reported, on May 9, 2025, Neumora Therapeutics, Inc. (the “Company”) entered into a Loan and Security Agreement with K2 HealthVentures LLC (“K2HV”) as the lender and the other parties thereto, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 4, 2025 (the “Loan Agreement”). Pursuant to terms of the Loan Agreement, K2HV has a right to convert up to an aggregate of $12.5 million of the outstanding principal of the term loans into shares of common stock of the Company.

On November 17, 2025, the Company received a conversion notice from K2HV, pursuant to which K2HV elected to convert $2.5 million of principal amount of the term loan into common stock of the Company, at a conversion price of $0.8774 per share, in accordance with the Loan Agreement.

On November 20, 2025, the Company issued 2,849,327 shares of common stock of the Company (the “Conversion Shares”) to K2 HealthVentures Equity Trust LLC.

The Conversion Shares were issued in reliance on the registration exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUMORA THERAPEUTICS, INC.

Date: November 21, 2025	By:	/s/ Michael Milligan
Michael Milligan
Chief Financial Officer